                                                                    EXHIBIT 99.1


[ADEPT LOGO]


                     ADEPT TECHNOLOGY REPORTS SECOND QUARTER
                                   FISCAL 2002

                    RESULTS INLINE WITH PREVIOUS ANNOUNCEMENT

(SAN JOSE, CA) January 23, 2002 -- Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its second quarter ended December 29, 2001. Net revenues for the quarter ended December 29, 2001 were $14.4 million, a decrease of 48.5% from net revenues of $28.0 million for the quarter ended December 30, 2000. Gross margin for the quarter was 36.4% versus 45.5% in the same quarter a year ago. Operating expenses for the quarter were $11.9 million, compared to $14.9 million in the same quarter ended December 30, 2000. This resulted in Adept reporting a net loss of $6.6 million, or $0.48 per share, for the quarter ended December 29, 2001, versus a net loss of $2.5 million, or $0.23 per share, for the quarter ended December 30, 2000. The figures above include amortization of $0.2 million for the quarter ended December 29, 2001 and amortization and restructuring charges of $1.5 million for the same quarter a year ago.

Brian R. Carlisle, Chairman and Chief Executive Officer of Adept noted, "This has been the most challenging market in the eighteen year history of Adept. We have witnessed a broad range of manufacturers continue to manage excesses by scaling back capacity to fit the market. As a result we have taken actions to deal with this current situation, while protecting our long-term capabilities and technological edge."

For the six months ended December 29, 2001, Adept reported revenues of $27.8 million compared to revenues of $55.7 million for the same period in the previous year, a decrease of 50%. Gross margin for the first half of fiscal 2002 was 35.6% versus 46.0% in the first half of fiscal 2001. Operating expenses for the six months ended December 29, 2001 were $38.0 million compared to $29.0 million in operating expenses for the six months ended December 30, 2000. For the first six months of fiscal 2002 Adept had operating losses of $28.0 million, as compared to operating losses of $3.4 million for the first six months of fiscal 2001. The figures above include amortization and restructuring charges of $12.7 million for the six months ended December 29, 2001 and $2.9 million for the same period a year ago.

Carlisle added, "The future outlook is difficult to quantify with certainty. However, we believe that orders have stopped declining and we expect a modest improvement during the first half of this calendar year with some acceleration late in the second half of 2002 and into 2003."

BUSINESS OUTLOOK
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

      - The company expects net revenues for the third quarter of fiscal 2002 to be flat to up 4% from second quarter 2002 net revenues of $14.4 million. At this time we have limited visibility for the following quarters.

      - The company expects its gross margin percentage to be approximately 34 to 38 percent for the third quarter of fiscal 2002.

      - R&D and SG&A in the third quarter of fiscal 2002 are expected to be approximately $11.0 million vs. second quarter expenses of $11.7 million.

      - The company expects to have approximately $24 million of cash on hand at the end of the third quarter of fiscal 2002, and no debt.

      -     The company does not expect to book any tax benefit during fiscal
            2002.

      - Depreciation and amortization is expected to be approximately $0.7 million in the third quarter of fiscal 2002.

      - The company has adopted of SFAS 142 - "Goodwill and Other Intangible Assets". The company is currently performing the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2001. The company has completed the first step of the transitional goodwill impairment activities and expects to complete the second step during the third quarter of fiscal 2001 which will result in a charge for impairment of goodwill of approximately $6.0 million to $10.0 million during the quarter.


INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer, Mike Overby, Vice President and Chief Financial Officer, and John Dulchinos, Vice President Sales, will host an investor conference call today, January 23, 2002 at 5:00p.m. Eastern Time to review the company's financials and operations for the first quarter of fiscal 2002. The call will include statements regarding the company's anticipated financial performance in the third quarter of fiscal 2002. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for five business days from Wednesday, January 23, 2002 to Wednesday, January 30, 2002. Listeners should call 800.428.6051 and use PIN No. "226056."


This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the semiconductor industry; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion, HexaVision and CHAD; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.

For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2001 as well as the company's Form 10Q for the quarter ended September 29, 2001, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.


                                       ###


CONTACTS:

Maili Bergman
Investor Relations Director
408.434.5158 (voice)
408.434.5005 (fax)
maili.bergman@adept.com

Mike Overby
Chief Financial Officer
408.434.5112 (voice)
408.434.5005 (fax)
mike.overby@adept.com
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                             ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)


                                                                Three months ended                 Six months ended
                                                           -----------------------------    ------------------------------
                                                           December 29,     December 30,    December 29,      December 30,
                                                              2001             2000             2001             2000
                                                            --------         --------         --------         --------
                                                                    (unaudited)                      (unaudited)
Net revenues                                                $ 14,431         $ 28,034         $ 27,816         $ 55,655
Cost of revenues                                               9,172           15,282           17,909           30,065
                                                            --------         --------         --------         --------
Gross margin                                                   5,259           12,752            9,907           25,590
Operating expenses:
      Research, development and engineering                    4,585            5,008           10,423            9,874
      Selling, general and administrative                      7,117            8,371           14,831           16,207
      Restructuring expenses                                    --               --             12,336             --
      Amortization of goodwill and other intangibles             180            1,518              360            2,943
                                                            --------         --------         --------         --------
Total operating expenses                                      11,882           14,897           37,950           29,024
                                                            --------         --------         --------         --------

Operating income (loss)                                       (6,623)          (2,145)         (28,043)          (3,434)


Interest income, net                                             137               66              219              255
                                                            --------         --------         --------         --------

Income (loss) before income taxes                             (6,486)          (2,079)         (27,824)          (3,179)

Provision (benefit) for income taxes                              66              385              146             --
                                                            --------         --------         --------         --------

Net income (loss)                                           $ (6,552)        $ (2,464)        $(27,970)        $ (3,179)
                                                            ========         ========         ========         ========



Net income (loss) per share:

      Basic                                                 $  (0.48)        $  (0.23)        $  (2.07)        $  (0.29)
                                                            ========         ========         ========         ========

      Diluted                                               $  (0.48)        $  (0.23)        $  (2.07)        $  (0.29)
                                                            ========         ========         ========         ========

Number of shares used in computing
      per share amounts:

      Basic                                                   13,567           10,886           13,485           10,820
                                                            ========         ========         ========         ========

      Diluted                                                 13,567           10,886           13,485           10,820
                                                            ========         ========         ========         ========

                             ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)


                                                                            December 29,         June 30,
                                                                                2001               2001
                                                                              -------            -------
                                                                            (unaudited)
ASSETS

Current assets:
      Cash, cash equivalents and short term investments                       $28,877            $21,500
      Accounts receivable, less allowance for doubtful accounts of
          $775 at December 29, 2001 and $742 at June 30, 2001                  13,778             21,272
      Inventories                                                              15,967             17,750
      Deferred tax assets and prepaid expenses                                  1,652              2,069
                                                                              -------            -------

              Total current assets                                             60,274             62,591

Property and equipment at cost                                                 11,933             34,520
Less accumulated depreciation and amortization                                  5,359             23,789
                                                                              -------            -------
Net property and equipment                                                      6,574             10,731

Goodwill and other intangibles, net                                            25,345             16,332
Other assets                                                                    5,899              5,919
                                                                              -------            -------

              Total assets                                                    $98,092            $95,573
                                                                              =======            =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                        $ 7,075            $10,369
      Other accrued liabilities                                                12,970             12,438
      Accrued restructuring charges                                             2,734               --
                                                                              -------            -------

              Total current liabilities                                        22,779             22,807

Commitments and contingencies

Long term liabilities:
      Restructuring charges                                                     2,795               --
      Deferred income tax and other long term liabilities                       1,506              1,284

Redeemable convertible preferred stock                                         25,000               --

Total shareholders' equity                                                     46,012             71,482
                                                                              -------            -------

              Total liabilities and shareholders' equity                      $98,092            $95,573
                                                                              =======            =======